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EXHIBIT 99.1



              LIBERTY DIGITAL, CHATHAM STREET HOLDINGS AND NRT TAKE EQUITY STAKES IN CENDANT'S MOVE.COM; CENDANT STOCK RECLASSIFIED

NEW YORK, NY, APRIL 4, 2000-- Cendant Internet Group, a unit of Cendant Corporation, (NYSE: CD) today announced that Liberty Digital, Inc. purchased approximately 1.5 million shares of Move.com stock in a private placement. Liberty Digital (NASDAQ: LDIG) and Cendant also agreed to use good faith efforts to enter into mutually acceptable agreements relating to the development of real estate-related programming for Liberty Digital's interactive home channel based on Move.com Group's Web content. Additionally, Chatham Street Holdings, LLC exercised a contractual right to purchase approximately 1.5 million shares of Move.com stock in a private placement and NRT Incorporated also entered into an agreement to purchase approximately 318,000 shares of Move.com stock in a private placement.

The Company also announced that, as previously disclosed in the Company's proxy statement for its shareholder meeting held on March 21, 2000, all outstanding shares of Cendant Corporation common stock, par value $.01 per share, have been reclassified into shares of CD stock, par value $.01 per share. As a result of such reclassification, the Company will now have two classes of common stock outstanding: Move.com stock and CD stock.

Move.com stock is a class of common stock of the Company intended to track the performance of Move.com Group which consists of those businesses, assets and liabilities of Cendant that are dedicated to providing online relocation, real estate and home-related products and services.

CD stock is a class of common stock of Cendant Corporation intended to track the performance of Cendant Group that includes:

o All of the businesses in the Company's four principal divisions including real estate services, travel services, direct marketing-related services and other consumer and business services, except for the businesses that comprise Move.com Group; and
o A retained interest in Move.com Group, which is currently about 87% after giving effect to the issuances described below, but which will be reduced to reflect any future issuance of Move.com stock.

Each outstanding share of Cendant Corporation common stock has automatically been reclassified into one share of CD stock and existing Company common stock certificates will automatically represent CD stock. Since the reclassification was automatic, stockholders do not need to send in their stock certificates or make any notations reflecting the change. CD stock will continue to trade on the New York Stock Exchange under the symbol "CD".



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As previously announced, the Company has filed a registration statement with the Securities and Exchange Commission (SEC) relating to a proposed initial public offering of Move.com Group tracking stock in the future. A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Cendant Corporation is a global provider of real estate, travel and direct marketing related consumer and business services. The Company's core competencies include building franchise systems, providing outsourcing solutions and direct marketing. As a franchiser, Cendant is among the world's leading franchisers of real estate brokerage offices, hotels, rental car agencies, and tax preparation services. The Company's real estate-related operations also includes Move.com Group, Cendant's relocation, real estate and home-related services portal on the Internet. As a provider of outsourcing solutions, Cendant is a major provider of mortgage services to consumers, the global leader in employee relocation, and the world's largest vacation exchange service. In direct marketing, Cendant provides access to insurance, travel, shopping, auto, and other services primarily to customers of its affinity partners. In addition, Cendant Internet Group is aggressively pursuing a convergence strategy for the Company's off-line and online businesses. Other business units include NCP, the UK's largest private car park operator, and WizCom, an information technology services provider. Headquartered in New York, NY, the Company has approximately 30,000 employees and operates in over 100 countries.

More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at www.Cendant.com or by calling 877-4INFO-CD (877-446-3623).

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict including the outcome of litigation. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Form 10-K for the year ended December 31, 1999, including completion of the settlement of the class action litigation.


CENDANT MEDIA CONTACT:                              CENDANT INVESTOR CONTACTS:
Elliot Bloom                                        Denise L. Gillen
212-413-1832                                        212-413-1833

                                                    Samuel J. Levenson
                                                    212-413-1834